UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 1 TO
                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                       SEPTEMBER 29, 2009 (JULY 30, 2009)
                     DATE OF REPORT (DATE ORIGINALLY FILED)

                         COMPETITIVE TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                                    --------
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

                           1-8696          36-2664428
                           ------          ----------
         (COMMISSION FILE NUMBER)     (IRS EMPLOYER IDENTIFICATION NO.)


                777 COMMERCE DRIVE, FAIRFIELD, CONNECTICUT 06825
                ------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)

                                 (203) 368-6044
                                 --------------
              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                      N/A
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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
Amendment
---------

This amendment is being filed in response to comments by the SEC relating to
Exhibit 10.1.

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 29, 2009, Competitive Technologies, Inc. ("CTT") entered into a distribution agreement (the "Agreement") with Innovative Medical Therapies, Inc. ("IMT") granting them exclusive distribution rights to CTT's pain therapy medical device in the United States and related territories excluding selected Federal agencies. The Company has worldwide rights to the device, and has granted distribution rights to other distributors in Europe, India, Korea, Malaysia and Bangladesh.

The initial term of the Agreement is five years, with two automatic ten year extensions unless IMT fails to meet its obligations or elects not to renew. The Agreement provides for minimum payments of $1 million over the first five months, with monthly minimums increasing throughout the term of the agreement up to $1,750,000 per month in year eight and thereafter.

ITEM 8.01.  OTHER EVENTS

In conjunction with the above referenced agreement, on July 30, 2009 Competitive Technologies, Inc. issued the following press release:

COMPETITIVE TECHNOLOGIES SIGNS U.S. DISTRIBUTOR
FOR PAIN THERAPY MEDICAL DEVICE

Fairfield, CT - (July 30, 2009) - Competitive Technologies, Inc. (NYSE Amex:
CTT) announced today that it has signed an agreement with Innovative Medical Therapies, Inc (IMT) granting them exclusive distribution rights to CTT's pain therapy medical device in the United States and related territories excluding selected Federal agencies. The contract provides for minimum monthly cash payments to CTT totaling over $1 million for the first five months. These minimum monthly payments increase throughout the term of the agreement with the fourth year minimum payments reaching $9 million and eighth year minimum payments of $21 million dollars. IMT will receive shipments of CTT's pain therapy medical device in return for these payments.

                              [GRAPHIC OMITED]

                       www.competitivetech.net/pain.html
                       ---------------------------------

IMT CEO Michael Clinton welcomed the opportunity to bring the pain therapy medical device to the many thousands of people suffering from chronic neuropathic pain stating, "We believe that this pain therapy medical device will revolutionize pain treatment for many people suffering from intractable pain. No longer will harmful and addictive drugs be the first treatment option. On the contrary, the CTT medical device, having no side effects and substantial clinical success will be the new future to treat chronic sufferers of neuropathic pain."

IMT intends to immediately deliver and begin training leading oncologists and spine specialists, along with their technical staff who have already agreed to further confirm the patient benefits and effectiveness of the CTT medical device.

Seven sales agreements for the pain therapy medical device are now in place for 42 countries around the world accounting for over 50% of the world's population. CTT has exclusive worldwide rights to this device. The device has U.S. FDA 510(k) clearance for U.S. sales, as well as Medical Device CE certification from the E.U. allowing sales throughout Europe and several other countries.

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
CTT and its partner, GEOMC Co. Ltd. of Seoul, Korea, have completed a strategic update conference at CTT's headquarters in Fairfield, CT, reviewing the sales and manufacturing progress on the pain therapy medical device.

GEOMC has current manufacturing facilities capable of commercially producing 200 pain therapy medical devices per month and the partners have agreed to expand production capacity to an increased production level of 600 units per month to match increased order demand.

Young Hyun Lim, GEOMC's CEO stated, "Our firm has invested over $3 million for the design, tooling and manufacturing facilities for this device. We are quite pleased with the sales progress and are fully committed to ramp up the manufacturing capacity to support the worldwide order pattern."

This medical device has successfully treated over 3,000 patients in Europe and dozens of patients in the U.S. at hospitals and pain therapy centers. CTT's pain therapy medical device is currently being used by clinical investigators at the Virginia Commonwealth University Massey Cancer Center for independent clinical research to examine the device's ability to decrease pain associated with chemotherapy-induced peripheral neuropathy (CIPN).

The device has been used to successfully treat over 20 wounded warriors at the Walter Reed Army Medical Center. The treatments were for pain from loss of limb, back injuries, and other neuropathies. CTT distributor Native Energy and Economic Development, LLC is working with CTT executives and the Department of Veterans Affairs (VA) seeking general funding for the use of the pain therapy medical device at the over 1,500 VA installations

Several patients were successfully treated at Dr. Jeffrey Perry's Pain Diagnostic & Rehabilitation Center on Long Island, New York where the patients suffered from extreme pain resulting from failed back surgery and bulging or herniated spinal discs.

The University of Miami Hospital is in the process of receiving one of CTT's pain therapy medical devices for treatment trials of patients at their prestigious Pain Management Center.

"This distribution agreement is a major step in our ongoing aggressive sales program for this medical device, " said John B. Nano, CTT's Chairman, President and CEO. "We previously signed an agreement for sales to selected U.S. government agencies, including the Department of Veteran's Affairs (VA), the Department of Defense (DOD), and the Indian Health Service (IHS). We are continuing our review and selection process for additional distributors worldwide. Our device, which offers relief to patients suffering extreme pain, provides a valuable tool to the clinician in offering an effective treatment program that can positively impact the quality of life of a patient without the harmful side effects of painkilling drugs."

The pain therapy medical device utilizes an innovative process by applying a low electrical current to the pain pathway, which results in the patient's brain receiving a "no pain" signal. For more information on the pain therapy medical device, visit www.CalmareTT.com.
              -----------------

ABOUT INNOVATIVE MEDICAL THERAPIES, INC.

Innovative Medical Therapies, Inc. ("IMT") is a Delaware corporation formed in early 2008 to deliver innovative medical devices and therapies to hospital and clinical settings. IMT has developed broad market relationships in the health care industry along with specialized market positions in the oncology and orthopedic fields to enable swift market penetration of its new technologies. In addition IMT's

                                 CTT8K7300903
employees bring extensive experience in introducing new technologies to market in both the spine and oncology areas respectively.

ABOUT COMPETITIVE TECHNOLOGIES, INC.

Competitive Technologies, established in 1968, provides distribution, patent and technology transfer, sales and licensing services focused on the needs of its customers and matching those requirements with commercially viable product or technology solutions. CTT is a global leader in identifying, developing and commercializing innovative products and technologies in life, electronic, nano,
                ------------------------------------
and physical sciences developed by universities, companies and inventors. CTT maximizes the value of intellectual assets for the benefit of its customers, clients and shareholders. Visit CTT's website: www.competitivetech.net
                                               -----------------------

Statements made about our future expectations are forward-looking statements and subject to risks and uncertainties as described in our most recent Annual Report on Form 10-K for the year ended July 31, 2008, filed with the SEC on October 28, 2008, and other filings with the SEC, and are subject to change at any time. Our actual results could differ materially from these forward-looking statements. We undertake no obligation to update publicly any forward-looking statement.

Direct inquiries to: Johnnie D. Johnson, IR Services, LLC, Tel: 860 434 2465, E-mail: JDJOHNSON@CORPIRSERVICES.COM
        ----------------------------


ITEM 9.01. EXHIBITS.

The following exhibits are included and attached hereto and incorporated into this Form 8-K by this reference:

10.1 Distribution Agreement between Competitive Technologies, Inc. and Innovative Medical Therapies dated July 30, 2009. Pursuant to Rule 24b-2 of the Exchange Act, confidential information has been omitted and marked as "[Confidential Pricing Information Omitted]", and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              COMPETITIVE TECHNOLOGIES, INC.
                                  (Registrant)

Dated: September 29, 2009     By:  \s\ John B. Nano
                                   ----------------
                              John B. Nano
                              Chairman and Chief Executive Officer



                                 CTT8K7300904